Exhibit 10.2

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

AMENDED AND RESTATED KEY EMPLOYEES’ STOCK OPTION PLAN

AMENDMENT NO. 1

The Amended and Restated Key Employees’ Stock Option Plan of Cognizant Technology Solutions Corporation (the “Plan”) is hereby amended in the following respects:

1. Section 10(a) of the Plan is hereby deleted in its entirety and replaced with the following new Section 10(a), effective immediately, and such amended Section 10(a) shall be effective for each Award now or hereafter outstanding under the Plan:

(a) Generally. In the event of any of the following transactions affecting the outstanding Shares as a class without the Company’s receipt of consideration: any stock split, reverse stock split, stock dividend, split-up, split-off, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), dividend in kind, recapitalization, merger, consolidation, reorganization, combination of shares, exchange of shares or other similar transaction affecting the outstanding Shares without the Company’s receipt of consideration, or in the event of a substantial reduction in the value of the outstanding Shares resulting from a spin-off transaction or extraordinary dividend, then equitable adjustments shall be made by the Committee to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may receive Awards under the Plan per calendar year and (iii) the number and/or class of securities and the Option Price per share in effect under each outstanding Award under the Plan. To the extent the foregoing adjustments are to be made to outstanding Awards, such adjustments shall be effected by the Committee in such manner as the Committee deems appropriate in order to prevent the dilution or enlargement of benefits under those Awards. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, in the event of a Change in Control transaction, the provisions of Section 9(b) of the Plan shall be controlling.

2. Except as modified by this Amendment No. 1, all the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Cognizant Technology Solutions Corporation has caused this Amendment No. 1 to be executed on its behalf by its duly authorized officers on this 2nd day of March 2007.

COGNIZANT TECHNOLOGY SOLUTIONS
CORPORATION

By:	Steven Schwartz

Title:	Vice President and General Counsel